                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 10, 1996



                           DENTSPLY International Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                 0-16211           39-1434669
(State or other           (Commission       (I.R.S. Employer
jurisdiction of            File Number)     Identification No.)
incorporation)


570 West College Avenue, P. O. Box 872, York, PA  17405-0872
(Address of principal executive offices)          (Zip Code)


 Registrant's telephone number, including area code: 717-845-7511





















                               Page 1 of 46 pages.
                            Exhibit Index on page 5.


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Item 2.  Acquisition or Disposition of Assets.

     On January 10, 1996, DENTSPLY International Inc., a Delaware corporation (the "Company"), through Tulsa Dental Products Inc., a Delaware corporation and a second tier wholly owned subsidiary of the Company ("Purchaser"), consummated the acquisition (the "Purchase") of the assets of Tulsa Dental Products, L.L.C., a limited liability company organized under the laws of the state of Oklahoma (the "Seller"), pursuant to an Asset Purchase and Sale Agreement dated December 28, 1995 (the "Agreement") between the Company and the Seller. The Agreement, in accordance with its terms, was assigned by the Company to the Purchaser and the Company guaranteed the performance of the Purchaser. The purchase price paid at closing was $75,000,000 (the "Purchase Price"), subject to an escrow of $2,500,000 pending the settlement by the Seller of a pending lawsuit. Under
Section 3 of the Agreement, the Seller may be paid additional consideration after the third and also after the fifth, sixth or seventh years after the closing if the assets purchased meet certain earnings targets during such periods.

     The funds used to pay the Purchase Price were obtained from (i) the Company's existing $175.0 million Bank Revolving Loan Facility and (ii) short-term bank borrowings made by a bank in the ordinary course of business. The identities of the banks from which the borrowings referred to in clauses (i) and (ii) of the preceding sentence were made have been omitted in accordance with Section 13(d)(1)(B) of the Securities Exchange Act of 1934, as amended, and
Item 2(a) of Form 8-K, and have been filed separately with the Securities and Exchange Commission.
























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Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.

     (a) Financial Statements of Businesses Acquired. It is impracticable for the Company to provide the financial statements of Seller required by this Item 7(a) at the time of filing of this report on Form 8-K, and none of such financial statements are available at such time. Accordingly, in accordance with
Item 7(a)(4) of Form 8-K, the Company will file the required financial statements of Seller in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after January 25, 1996.

     (b) Pro Forma Financial Information. It is impracticable for the Company to provide the pro forma financial information relative to Seller required by this
Item 7(b) at the time of filing of this report on Form 8-K, and none of such pro forma financial information is available at such time. Accordingly, in accordance with Item 7(b)(2) of Form 8-K, the Company will file the required pro forma financial information relative to Seller in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after January 25, 1996.

     (c)  Exhibits.

          Exhibit No.               Description
          -----------               -----------

             2.1 Asset Purchase and Sale Agreement, dated January 10, 1996, between Tulsa Dental Products, L.L.C. and DENTSPLY
                         International Inc.  Attached to the
                         Agreement is a description of the
                         Schedules to the Agreement, any of which will be provided upon request of the Commission.

















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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                DENTSPLY International Inc.


Date:  January 25, 1996         By:  /s/  J. Patrick Clark
                                     ----------------------------
                                     J. Patrick Clark
                                     Vice President, Secretary
                                     and General Counsel




































                                      4

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                                  EXHIBIT INDEX


                                                                      Sequential
Exhibit No.                  Description                 Page No.
-----------                  -----------                 --------

    2.1        Asset Purchase and Sale Agreement, dated      6
               January 10, 1996, between Tulsa Dental
               Products, L.L.C. and DENTSPLY
               International Inc.  Attached to the
               Agreement is a description of the
               Schedules to the Agreement, any of
               which will be provided upon request
               of the Commission.






































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                        ASSET PURCHASE AND SALE AGREEMENT

                                 BY AND BETWEEN

                          TULSA DENTAL PRODUCTS, L.L.C.

                                       AND

                           DENTSPLY INTERNATIONAL INC.

                             DATED December 28, 1995



                                      6

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                        ASSET PURCHASE AND SALE AGREEMENT


     This Asset Purchase and Sale Agreement ("Agreement"), dated as of December 28, 1995, is by and between TULSA DENTAL PRODUCTS, L.L.C., an Oklahoma Limited Liability Company ("Seller") and DENTSPLY INTERNATIONAL INC., a Delaware Corporation ("Buyer"). As used in this Agreement, the term "Effective Date" shall mean the date of Closing, as set forth in Section 3.1.

     Seller is engaged in the business of designing, manufacturing, selling and distributing those certain endodontic instruments and materials listed on
Schedule 1.1, including any improvements, modifications or substitutions therefor ("Products"), which business is referred to in this Agreement as the "Business". This Agreement provides for the sale by Seller and the purchase by Buyer of certain of Seller's assets relating to the Business. In consideration of and subject to all of the terms and conditions contained in this Agreement and in the ancillary documents and agreements referenced in or contemplated by this Agreement ("Ancillary Agreements"), Seller and Buyer agree as follows:

                       SECTION 1.  ASSETS

     1.1 Purchased Assets. Seller will convey, sell, assign and deliver to Buyer, and Buyer will purchase and accept from Seller, on and as of the Effective Date, all of Seller's right, title and interest in and to the following assets of Sellers relating to the Business (collectively, "Assets"):

          1.1.1 Notes and Accounts Receivable. All notes and accounts receivable generated in connection with the Business, except those that are listed on Schedule 1.1.1;

          1.1.2   Prepaid Items.  All prepaid accounts in
connection with or for purposes of the Assets or the Business;

          1.1.3 Inventory. All inventories of raw materials, component parts, work-in-process, spare parts and finished goods, including those without book value, which are useable in the Business and which are (a) identified in
Schedule 1.1.3, or (b) reflected as assets in Seller's Financial Statements (collectively, "Inventory");

          1.1.4 Equipment. All machinery and equipment, tooling and other tangible personal property, including those without book value, which are used in the Business and which are (a) identified in Schedule 1.1.4, or (b) reflected as assets in Seller's Financial Statements (collectively, "Equipment");

          1.1.5 Contracts. All rights and benefits (including prepaid amounts) under all outstanding written sales contracts,

                                      7

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purchase contracts, equipment leases, maintenance contracts, real estate leases, license and technology agreements, confidentiality and non-disclosure agreements and other contracts, all of which are listed in Schedule 1.1.5;

          1.1.6 Patents and Copyrights. All patents with the exception of the two patents on the dental post known as ProPost and patents owned by persons who are not direct or indirect owners of Seller and which have not been transferred to Seller or a direct or indirect owner of Seller, patent applications, invention disclosures and copyrights, including those held or used under license, which are (a) listed in Schedule 1.1.6, or (b) held, used or applicable for use by Seller for the Business (collectively, "Patents and Copyrights");

          1.1.7 Trademarks. All trademarks, service marks, trade names, and applications and registrations thereof, and all Product names and designations which are (a) described in Schedule 1.1.7, or (b) held or used by Seller in connection with the Business.

          1.1.8 Technical and Business Information. All designs, drawings, specification sheets, test data, technical literature, manufacturing and process information, know-how, trade secrets, computer software, supplier lists, customer lists, promotional literature, marketing documents, market research, credit information, open bid and quotation documents, sales records and completed contract documents held or used by Seller in connection with the Business (collectively, "Technical and Business Information");

          1.1.9 Books and Records. All books, records, files and documents which relate to the Assets or the Business, excluding minute books, stock books, tax returns and franchise-related returns and reports prior to the Effective Date; and

          1.1.10 Goodwill. All goodwill of the Business, including the right to represent that Buyer is carrying on the Business.

     1.2 Excluded Assets. Other than as specifically identified on Schedule 1.2.1, the Assets and/or Assumed Liabilities shall not include (a) contracts or benefit arrangements (oral or written) with employees, officers, directors or consultants, (b) loans, credit or debt arrangements other than trade accounts in the ordinary course of business, (c) policies of insurance on the lives of any individuals, and (d) Inventory or Equipment which as of the Effective Date contain materials, waste or byproducts which are prohibited from being placed in commerce or are otherwise required to be disposed of under any Environmental Law (defined in Section 6.21) (collectively, "Excluded Assets"). Additionally, the Assets shall not include the property listed on Schedule 1.2.2, which are also Excluded Assets.

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                             SECTION 2. LIABILITIES

     2.1 Assumed Liabilities. As of and with respect to obligations arising after the Effective Date, and except as otherwise provided in this Agreement, as between Buyer and Seller, Seller shall assign and Buyer shall be liable and responsible for, assume, perform and satisfy, without any further liability, responsibility or recourse to Seller, its guarantors, successors or assigns, the following liabilities and obligations of Seller which are related to the Business (collectively, "Assumed Liabilities"):

          2.1.1 Contract Obligations. Obligations remaining to be performed after the Effective Date under Contracts, except for liabilities or obligations relating to any conduct, activity or breach of a Contract occurring prior to the Effective Date. Notwithstanding the preceding sentence, Buyer will fulfill and honor all outstanding warranty obligations of Seller, and those warranty obligations of Seller that are brought to the attention of Buyer or Seller after the Effective Date, insofar as those warranty obligations do not exceed $20,000.00 and involve the replacement, credit for return, or repair of Products. Buyer is assuming the obligation to pay to Wm. Ben Johnson all royalties pursuant to his license agreement with Seller pertaining to sales of obturators insofar as (i) the royalties are attributable to sales made prior to the Effective Date and (ii) the royalties are unpaid and recorded on the Closing Balance Sheet. Buyer (or its wholly owned subsidiary, if applicable) hereby agrees to assume the obligations arising after the assignment, under paragraph
10.1 of the certain agreement dated March 1, 1994 between Dr. L. Stephen Buchanan and Tulsa Dental Products Limited Partnership.

          2.1.2 Accounts Payable. Accounts payable related to the ordinary course of operating the Business.

          2.1.3 Accrued Liabilities. Liabilities accrued in the ordinary course of operating the Business, excluding any tax liabilities.

     2.2 Retained Liabilities. As between Buyer and Seller, Buyer shall not assume, and Seller shall be liable and responsible for, retain, perform and satisfy, any liabilities or obligations which are not Assumed Liabilities, including without limitation the following (collectively, "Retained Liabilities"):

          2.2.1 Environmental Liabilities. Liabilities and obligations arising under any Environmental Law (defined in Section 6.21) with respect to the ownership or use of any Asset, the manufacture or sale of any Product, the Seller's operating facilities ("the Facilities") located at 5001 East 68th Street, Tulsa, Oklahoma, 602 Clayton Street, Clayton, Wisconsin, 702 Clayton Street, Clayton, Wisconsin and 3111 Hanover Road, Johnson City, Tennessee, or the ownership or activities of the Business

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prior to the Effective Date.

          2.2.2 Product Liabilities. Liabilities and obligations relating to any bodily injuries or property damage caused or alleged to have been caused by any Product manufactured or by service rendered or any other activities of Seller prior to the Effective Date, including without limitation, any liability alleged to arise from design defects, manufacturing defects, failures to warn or negligence relating to Products manufactured prior to the Effective Date;

          2.2.3 Employee Liabilities. Liabilities and obligations relating to any employee or agent of Seller to the extent such liabilities or obligations arose from or during such employee's or agent's employment by the Seller or termination thereof or employment contracts which are not assumed by Buyer;

          2.2.4   Unrelated Liabilities.  Liabilities and
obligations arising from any activities not related exclusively to the Business;

          2.2.5 Excluded Asset Liabilities. Liabilities and obligations relating to any Excluded Asset;

          2.2.6 Business Operations. Any and all liabilities and obligations accrued, contingent or otherwise, unless specifically assumed by Buyer arising from the operation of the Business prior to the Effective Date;

          2.2.7 Bank Liabilities. Liabilities and obligations related to any bank debt of Seller;

          2.2.8 Tax Liabilities. Liabilities and obligations related to tax liability or obligations of Seller including, but not limited to, any penalty or interest for late or non-payment of taxes, irrespective of whether those taxes, interest or penalty are assessed against either Seller or Buyer; and

          2.2.9 Litigation with Moyco Industries, Inc. ("Moyco"). There is currently pending in the United States District Court for the Northern District of Oklahoma, Case No. 94-C-669-H, styled Tulsa Dental Products Limited Partnership v. Moyco Industries, Inc. and Moyco Industries, Inc. v. Tulsa Dental Products Limited Partnership and Quality Dental Products, Inc., and Tulsa Dental Products, L.L.C. (the "Moyco Litigation"). In the Moyco Litigation, Moyco Industries, Inc. ("Moyco") has alleged that Seller and Seller's predecessors infringe on Moyco's patent claims. The parties acknowledge that if Moyco prevails in the Moyco Litigation, it is possible that, in addition to a judgment against Seller for damages attributable to Products which Seller has already manufactured and sold, judgment could be rendered against Seller (a) for damages attributable to Products which are

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manufactured but not sold as of and after the Effective Date, (b) for damages attributable to Products which are manufactured and sold by Seller prior to the Effective Date and by Buyer subsequent to the Effective Date, and (c) prohibiting and enjoining Seller and its successors (including Buyer) from manufacturing, selling and/or using infringing Products and subsequently developed infringing products. Seller's Retained Liability with respect to the Moyco Litigation shall be limited to damages for which it is finally adjudged to be liable (after exhaustion of all appeals) for Products sold by Seller prior to the Effective Date determined to infringe on Moyco's patents. Seller shall not have any liability and Buyer assumes all liability and risk for Moyco's claims of infringement relating to Products and any subsequently developed products manufactured or sold by Buyer on and after the Effective Date. Seller shall bear the risk that a temporary or permanent injunction could be entered in the Moyco Litigation which prevents Seller and its successors (including Buyer) from using, manufacturing and/or selling Products and other products which infringe on Moyco's patent or patents after the Effective Date.

          The parties agree that if the Moyco Litigation is not settled and dismissed as of the Closing that an amount of Two Million Five Hundred Thousand ($2,500,000.00) Dollars ("Hold Back Account") will be retained by the Buyer subsequent to the Closing which amount will be invested in short term government securities. In the event the Moyco Litigation is settled subsequent to the Closing the settlement will be paid with funds from the Hold Back Account. Subsequent to the dismissal of the Moyco Litigation any amounts including interest remaining in the Hold Back Account shall be paid to the Seller. In the event a settlement of the Moyco Litigation requires a payment of more than the amount held in the Hold Back Account such additional payment shall be the responsibility of the Seller and the Guarantors. Buyer shall pay Two Hundred Thousand ($200,000.00) Dollars toward the settlement if the "Batt-Tip" technology owned by Buyer is included in a paid up license obtained from Moyco as part of the Moyco Litigation settlement agreement, however Seller retains the right to settle the Moyco Litigation without a license for the Batt-Tip. Any amount paid by Buyer to obtain a license of the Batt-Tip shall be in addition to the Purchase Price.

          In the event the court in the Moyco Litigation enjoins Dentsply or its designee from selling safe ended files covered by the Moyco patents involved in the litigation, the Seller shall pay Buyer the sum of (a) plus (b) below, as follows: (a) an amount equal to the gross profit for the lost sales of safe-ended endodontic instruments subsequent to any injunction which loss shall be determined by subtracting actual gross profit for the injunction period from Buyer's Forecast gross profit (set forth on Schedule 3.3.1) for the injunction period. The Buyer's Forecast for the injunction period shall be determined by multiplying Buyer's annual forecast gross profit for the year at issue by a

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fraction, the numerator of which is the number of days in the injunction period and the denominator of which is 365; plus (b) the cost incurred by Buyer to redesign and manufacture a noninfringing endodontic instrument. Funds from the Hold Back Account shall be used to pay the Buyer for any lost sales and costs, as described in the preceding sentence. In the event of an injunction, Buyer shall use diligent and reasonable commercial efforts to redesign the product and manufacturing process so that it is non-infringing of the Moyco patents.

               SECTION 3.  PURCHASE PRICE AND CLOSING

     3.1 Closing and Location. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of the Seller's counsel in Tulsa, Oklahoma on the latest of, (a) January 4, 1996, or (b) the fifth business day following the day that the conditions to Closing set forth in
Section 4 of this Agreement have been met.

     3.2 Purchase Price. As full and complete consideration for the sale of the Assets to Buyer, Buyer shall (a) assume at the Closing, the Assumed Liabilities and (b) pay to Seller at the Closing, in immediately available funds, by wire transfer in accordance with Seller's instructions the sum of Seventy Five Million Dollars ($75,000,000); and (c) pay the additional purchase price amount, if any, to be determined and payable in accordance with Section 3.2.1, Section 3.3, or both, below. The sum of $75,000,000 shall be subject to the post-closing adjustment as set forth in Section 3.2.1. Notwithstanding the potential for future payouts by Buyer to Seller, title to the assets shall transfer irrevocably to Buyer at closing.

          3.2.1 Post-Closing Adjustment to Cash Portion of Purchase Price. The cash portion of the purchase price ($75,000,000) is based on a net book value of the Assets (which, for purposes of this paragraph shall exclude Cash and be reduced by Assumed Liabilities to the extent any such Assumed Liabilities are not already taken into account in determining the net book value of the Assets) in the amount of $4,718,000. Schedule 3.2.1 is the worksheet upon which the net book value was based. To the extent that the net book value of the Assets determined on the day immediately preceding the Closing (the "Closing Net Book Value") exceeds $4,718,000, Buyer will pay the difference to Seller as an increase to the cash portion of the purchase price. To the extent the Closing Net Book Value of the Assets is less than $4,718,000, the cash portion of the purchase price will be reduced by the difference. Preparation of Schedule 3.2.1 and settlement of this issue will occur within 60 days after the Closing and be based on a Closing Date balance sheet prepared as of Closing, which shall include a physical audit of the Inventory conducted by Seller & Buyer. In determining the Closing Net Book Value, the parties will use the same method of determination as used in preparing the

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Financial Statements.

     3.3 Additional Purchase Price. In addition to its assumption of the Assumed Liabilities and the cash to be paid at Closing set forth in Section 3.2 and any post-closing adjustment under Section 3.2.1, Buyer shall pay the additional amount to Seller, if any (the "Additional Purchase Price"), determined in accordance with the following procedure:

          3.3.1 Definitions. The following terms shall have the meaning set forth below:

          "Contract Year: shall mean the 1996 calendar year and each subsequent calendar year thereafter. The "first Contract
Year" shall mean January 1, 1996 to December 31, 1996.

          "Measurement Period I" shall mean the first, second and third Contract Years (1996, 1997 and 1998).

          "Measurement Period II" shall mean the fourth and fifth Contract Years (1999 and 2000).

          "Measurement Period III" shall mean the fifth and sixth Contract Years (2000 and 2001).

          "Measurement Period IV" shall mean the sixth and seventh Contract Years (2001 and 2002).

          "Applicable Measurement Period" shall mean Measurement Period I, and either Measurement Periods II, III or IV depending upon which is selected by Seller in accordance with Subsection 3.3.3 below.

          "EBITDA" shall mean the Earnings of the Business Before Interest, Income Tax, Depreciation and Amortization (as further defined in Section 3.4).

          "Actual EBITDA" shall mean the cumulative EBITDA for the Contract Years comprising the Applicable Measurement Period.

          "Forecasted EBITDA" shall mean the Buyer's forecast, as set forth in
Schedule 3.3.1 attached hereto, of Seller's cumulative EBITDA for the Contract Years comprising the Applicable Measurement Period.

          3.3.2 Measurement Period I. The Additional Purchase Price, if any, payable by Buyer with respect to Measurement Period I, shall be calculated as follows:

               3.3.2.1 If the sum of the Forecasted EBITDA for the first three Contract Years is equal to or greater than the sum of Actual EBITDA for the first three Contract Years, then no

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Additional Purchase Price will be payable for Measurement Period I; however,
Seller shall not have any obligation to refund any of the purchase price proceeds.

               3.3.2.2 If the sum of the Actual EBITDA for the first three Contract Years exceeds the sum of the Forecasted EBITDA for those years, the difference shall be divided by 3 to obtain the average excess annual EBITDA; the quotient so calculated shall be multiplied by 8.1; the product so calculated shall be divided by 2; and, the quotient so calculated shall represent the Additional Purchase Price payable by Buyer to Seller for Measurement Period I, but such amount shall not exceed $5,000,000.

           3.3.3 Election of Measurement Periods II, III or IV. Within 90 days after the end of each of Contract Years Five (2000), Six (2001) and Seven
(2002), Buyer will provide a calculation of its Actual EBITDA for the Applicable Measurement Period to Seller and Seller will then have 30 days to elect whether to use such Applicable Measurement Period for the purpose of determining the amount of any Additional Purchase Price. Seller's failure to notify Buyer of Seller's election to use such Applicable Measurement Period within such thirty
(30) days shall be deemed to be an election not to use such Applicable Measurement Period. If Seller fails to elect to use or elects not to use Measurement Period II and Measurement Period III, then Seller shall be deemed to have elected, on the day following Buyer's provision of its calculation Actual EBITDA for Measurement Period IV to Seller, to use Measurement Period IV. Seller shall be entitled to elect to use only one Applicable Measurement Period for the purpose of determining the Additional Purchase Price payable, if any, under
Section 3.3.4.

            3.3.4 Calculation of Additional Purchase Price under Measurement Periods II, III or IV. For the Applicable Measurement Period selected by Seller under Section 3.3.3, if Forecasted EBITDA is equal to or greater than Actual EBITDA then no Additional Purchase Price will be payable; however, Seller shall not have any obligation to refund any of the purchase price proceeds. If Actual EBITDA exceeds Forecasted EBITDA for the elected Applicable Measurement Period, then the amount of such excess shall be divided by 2 to obtain the average annual excess EBITDA; such quotient so calculated shall be multiplied by 8.1; and, the product so calculated shall be divided by 2; such quotient less any amount paid to Seller by Buyer pursuant to Section 3.3.2.2 shall be the Additional Purchase Price payable to Seller.

            3.3.5 Payment of Additional Purchase Price. The Additional Purchase Price, if any, shall be payable to Seller in immediately available funds by May 31, 1999 with respect to Measurement Period I, and within 60 days after Seller's election to use an Applicable Measurement Period with respect to Measurement Periods II, III and IV.

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     3.4 Calculation of EBITDA. It is the intent of the parties to develop a method of calculating EBITDA which will be equitable to both parties and which will not artificially increase or decrease the annual EBITDA amounts. EBITDA shall be computed for any Measurement Period using the same United States of America generally accepted accounting principles ("GAAP") used by Buyer in the preparation of its most recent financial statements except, that if the LIFO method of inventory valuation is adopted, EBITDA Products will be costed using the FIFO method. For purposes of this Section 3.4, EBITDA Products shall include those products sold by the Business listed on Schedule 1.1, and any comparable products subsequently developed by the Business or transferred to the Business from any other business unit of Buyer (hereinafter EBITDA Products"), however, EBITDA Products shall not include comparable dental products developed and sold by other business units of the Buyer. Sales of EBITDA Products to other business units of Buyer shall be recorded at the time of shipment by the Business to Buyer's other business units. The selling price of EBITDA Products sold or transferred by the Business to Buyer's other business units and EBITDA Products purchased by the Business from Buyer's other business units shall be determined in accordance with third party pricing practices.

     The Business shall be charged for direct and indirect costs incurred by the Business, and by the Buyer or its affiliates on behalf of the Business which shall be allocated to the Business on a reasonable basis; but shall not include any general overhead or stewardship charges from Buyer or its affiliates, including Buyer's corporate overhead expenses. For example, the calculation of EBITDA would include allocated charges from Buyer for the cost of insurance related to the Business purchased by Buyer under a master insurance policy covering all business units of the Buyer.

     The calculation of EBITDA for the Business shall exclude interest expense, interest income, income taxes, depreciation, amortization, exchange gains and losses and extraordinary items, but shall include all other items of income and expense attributable to the Business, including specifically payments pursuant to the Consulting Agreements referred to in Section 9.14.

     3.5 Seller's Acceptance of Additional Purchase Price Amounts Payable under
Section 3.3. With the exception of Seller's acceptance of $5,000,000, which is the maximum amount that could be payable as Additional Purchase Price attributable to Measurement Period I, Seller's (a) election to use an Applicable Measurement Period, (b) reliance on Buyer's calculation of EBITDA and (c) acceptance of amounts so calculated by Buyer as Additional Purchase Price payable pursuant to Section 3.3, shall not prejudice Seller's rights to question, verify or dispute the method or amount of EBITDA so calculated or the amount calculated by Buyer as Additional Purchase Price payable pursuant to
Section 3.3, as set forth below. Seller shall have the right, within 90 days after its

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receipt of Additional Purchase Price pursuant to Section 3.3 (or within 90 days after its receipt of Buyer's calculation of an Additional Purchase Price for a Measurement Period which Seller does not elect to apply) to notify Buyer that Seller is questioning Buyer's calculations under Section 3.3 ("EBITDA Notice"). If Seller does not provide the EBITDA Notice in the time period referenced in the immediately preceding sentence, then Seller shall be deemed to have accepted and agreed with Buyer's calculations. Subsequent to giving the EBITDA Notice, Seller, its agents, representatives and accountants shall have the right to review Buyer's records and business operations to determine the proper amount payable pursuant to Section 3.3. Seller shall have sixty (60) days after the date of the EBITDA Notice to conduct it review ("Review Period"). If Seller notifies Buyer within the Review Period of an objection to the calculation of the Additional Purchase Price, Buyer and Seller shall, within thirty (30) days following such objection (the "Resolution Period"), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive. Any dispute remaining at the end of the Resolution Period shall be submitted to arbitration in accordance with Section 11.11.

     3.6 Allocation of Purchase Price. The purchase price payable in cash at the Closing will be allocated as follows:

     Inventory & Accounts Receivable
     and Other Assets less Assumed
     Liabilities                          $ 2,918,000

     Equipment & Fixed Assets             $ 1,800,000

     Patents                              $15,000,000

     Trademarks                           $ 3,000,000

     Goodwill                             $51,282,000

     Non-Competition

     Agreements                           $ 1,000,000
     -------------------                -------------------
     TOTAL                                $75,000,000

The purchase price payable in the form of Assumed Liabilities shall be allocated to the Assets which are subject to the Assumed Liabilities. Any post-closing adjustment to the cash portion of the purchase price shall be allocated to the categories of Assets which caused the increase or decrease in the cash portion of the purchase price. The allocation of the purchase price to Inventory shall be adjusted to value Inventory at fair market value with a corresponding adjustment to Goodwill. The fair market value of Inventory shall not exceed the net book value of Inventory as set forth in the Closing Date balance sheet by more than $1,000,000. The Additional Purchase Price, if any, payable pursuant to Section 3.3 shall be allocated to Goodwill. Buyer and Seller shall not take any position on any tax return with respect to the Assets which is contrary to or inconsistent with the above allocation of the purchase price.

              SECTION 4.  CONDITIONS TO CLOSING

     4.1   Conditions to Buyer's Obligations.  The obligation of
Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction by Seller of the following conditions on or before the Effective Date:

          4.1.1 Accuracy of Representations. The representations and warranties set forth in Section 6 hereof shall have been true and correct in all material respects as of the date hereof and such representations and warranties shall be true and correct in all material respects at and as of the Effective Date as though then made (without taking into account any disclosures made by Seller to Buyer pursuant to Section 6.26).

          4.1.2 Performance of Covenants. Seller will have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Effective Date.

          4.1.3 No Adverse Change. There will have been no material adverse change in the Assets or in the financial condition or operating results of the Business, taken as a whole since the date of the Financial Statements for the period of January 1, 1995 through November 30, 1995 (the "Latest Financial Statements").

          4.1.4 Third Party Consents. All consents or approvals by third parties that are required for the consummation of the transactions contemplated by this Agreement, including without limitation expiration of any waiting periods required by the HSR Act which the parties acknowledge has occurred, except for such consents which will not prevent the Buyer from operating the Business in the normal course.

          4.1.5 Due Diligence Review. The due diligence review by Buyer and its legal and financial advisors of the Business, Assets and operations and liabilities of the Business shall have been completed with results of such review acceptable to Buyer.

          4.1.6 Additional Disclosures. Buyer shall have accepted the additional disclosures set forth on Schedule 6.26. This condition will be deemed to have been waived unless Buyer notifies Seller in writing within five business days after receipt of Schedule 6.26 that it finds any disclosure unsatisfactory.

          4.1.7   Seller's Deliverables.  At the Effective Date,
Seller will have delivered to Buyer the following:

               4.1.7.1   Bill of Sale.  Bill of Sale in the form of
Schedule 4.1.7.1;

               4.1.7.2 Certificate from Seller's Manager. A certificate in the form of Schedule 4.1.7.2, dated the Effective Date and executed by an authorized manager of Seller, stating that the preconditions specified in subsections 4.1.1 through 4.1.4 hereof have been satisfied;

               4.1.7.3 Third Party Consents. Copies of all third party and governmental consents (or other evidence satisfactory to Buyer) that Seller is required to obtain in order to effect the transactions contemplated by this Agreement;

               4.1.7.4 Business Records. All business records of the Business and documents of any kind and nature or a certificate from an authorized manager of Seller that its business records and documents are available at its Facilities for pick-up by Buyer, including computer records, wherever kept, which relate primarily or exclusively to the Seller and its operations and portions of any documents containing significant information related to the operation of the Business;

               4.1.7.5 Seller's Opinion of Counsel. An opinion of Seller's counsel in the form attached as Schedule 4.1.7.5, reasonably satisfactory to Buyer, confirming the authority and validity of the Seller and the transactions contemplated herein;

               4.1.7.6 Patent and Trademark Assignments. Duly executed Patent and Trademark Assignments in the forms of Schedule 4.1.7.6, both as to (a) those patents and trademarks owned by Seller and (b) those patents and trademarks owned by TDP, Inc. ("TDP"), Quality Dental Products, Inc. ("QDP"), Endo-Dent Manufacturing, Inc. ("EDM"), Derek Heath, Jerry Mooneyhan, William Ben Johnson, J. Stan Johnson, or any of them, related in any way to the Business. Any assignment to Buyer from a person other than the Seller shall (a) if from a member of Seller, be deemed to be a ss.721 IRC contribution to Seller's capital by the member following by an assignment by Seller to Buyer, and, (b) if from a shareholder of a member of Seller, be deemed to be a ss.351 IRC contribution to the member's capital by its shareholder, followed by a ss.721 IRC contribution to the Seller's capital by the member, followed by an assignment by Seller to Buyer.

               4.1.7.7 Guaranties. Guaranty agreements, in the form set forth on Schedule 4.1.7.7, from TDP, QDP, EDM, Dr. William Ben Johnson, Dr. and Mrs. Jerry Mooneyhan, Mr. and Mrs. J. Stan Johnson and Mr. and Mrs. Derek Heath, (collectively the "Guarantors") pursuant to which the guarantors shall guarantee the representations, warranties, agreements and obligations of Seller as set forth in this Agreement.

               4.1.7.8 Other Documents. Such other documents, including but not limited to consulting and non-competition agreements in the forms of Schedule 4.1.7.8, from TDP, QDP, EDM, Wm. Ben Johnson, J. Stan Johnson, Jerry Mooneyhan and Derek Heath, and records as referenced in this Agreement or necessary or as Buyer may reasonably request in order to effectuate or in connection with the transaction contemplated by this Agreement;

          4.1.8 Waiver of Conditions. Any condition specified in this Section
4.1 may be waived by Buyer, provided that no such waiver will be effective unless it is set forth in a writing executed by Buyer. Additionally, the consummation by Buyer and Seller of the transactions contemplated by this Agreement shall constitute a waiver by Buyer of all known unsatisfied conditions specified in Section 4.1, provided that, consummation of the transactions shall not constitute a merger of the obligations of this Agreement and such waiver shall only be as to the fact of Closing and not of any rights, obligation, representations or covenants in this Agreement.

     4.2   Conditions to Seller's Obligations.  The obligation of
Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Effective Date:

          4.2.1 Accuracy of Representations. The representations and warranties set forth in Section 7 hereof shall have been true and correct in all material respects as of the date hereof and such representations and warranties shall be true and correct in all material respects at and as of the Effective Date as though then made (without taking into account any disclosures made by Buyer to Seller pursuant to Section 7.6 hereof);

          4.2.2 Performance of Covenants. Buyer will have performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

          4.2.3 Third Party Consents. All consents by third parties that are required by Buyer for consummation of the transactions contemplated by this Agreement will have been obtained;

          4.2.4   Buyer's Deliverables.  On the Effective Date,
Buyer will have delivered to Seller the following:

               4.2.4.1   Buyer's Secretary's Certificate.   A
certificate executed by the Buyer dated the Effective Date in the form of Schedule 4.2.4.1, stating that the preconditions specified in subsections 4.2.1 through 4.2.3 hereof have been satisfied;

               4.2.4.2 Buyer's Opinion of Counsel. An Opinion of Buyer's counsel in the form of Schedule 4.2.4.2, reasonably satisfactory to Seller, confirming the authority and validity of the Buyer and the transactions contemplated herein; and

               4.2.4.3 Other Documents. Such other documents as referenced in this Agreement to be delivered by Buyer or as Seller may reasonably request in connection with the transactions contemplated by this Agreement.

          4.2.5 Waiver of Conditions. Any condition specified in this Section
4.2 may be waived by Seller, provided that no such waiver will be effective unless it is set forth in a writing executed by Seller. Additionally, the consummation by Buyer and Seller of the transactions contemplated by this Agreement shall constitute a waiver by Seller of all unsatisfied conditions specified in Section 4.2.

               SECTION 5.  COVENANTS PRIOR TO CLOSING

     5.1 Affirmative Covenants of Seller. From the date hereof to the Closing, unless Buyer has otherwise consented in writing, and except as specifically set forth otherwise in this Agreement or on Schedule 5.1, Seller warrants and/or will take the following actions in connection with the operation of the
Business:

          5.1.1 Conduct of Business. Continue to conduct the Business at all locations at which operations are presently conducted, but only in the ordinary and usual course of business consistent with past practices, and refrain from engaging in any practice which is not consistent with the operation of an ongoing business;

          5.1.2 Preservation of Relationships. Use commercially reasonable efforts to retain its employees, agents and dealers and preserve its present business relationships with customers and suppliers and any others having business relationships with the Business, and continue to compensate its employees consistent with past custom and practice;

          5.1.3 Maintenance of Assets. Maintain the Assets in good repair, order and condition and not incur any lien with respect to the Assets;

          5.1.4 Maintenance of Books. Maintain its books, accounts and records in accordance with good business practices and the principles used in the preparation of the Financial Statements referred to in Section 6.4 hereof;

          5.1.5 Maintenance of Intellectual Property. Maintain the existence of and protect its patent rights, trademarks, patent and trademark applications, technology, service marks, trade names, corporate names, copyrights, trade secrets, licenses, permits, easements, and other proprietary rights;

          5.1.6 Compliance with Laws. Comply in all respects with applicable legal requirements and contractual obligations;

          5.1.7 Access to Business. Permit Buyer and its employees, agents and accounting and legal representatives and their representatives to have access to the business records, personnel, facilities, Assets of the Business and the books, records, Contracts of the Business on a reasonable basis, provided that until the Closing, Buyer, its agents, employees, accounting and legal representatives shall fully comply with and perform the terms of the Confidentiality Agreement dated January 19, 1994 between the parties;

          5.1.8 Third Party Approvals. Use its best efforts to comply with all conditions to closing and to obtain all third party and governmental approvals necessary or desirable to consummate the transactions contemplated hereby; and

          5.1.9 Payments and Receivables. Continue to make timely payment of all payables and liabilities and collect receivables in a manner consistent with past practice.

     5.2 Negative Covenants of Seller. Prior to the Closing, without the prior written consent of Buyer, and except as specifically set forth in this Agreement or on Schedule 5.2, which shall not be amended without Buyer's written consent, Seller will cause the Business to not:

          5.2.1 Act Requiring Disclosure. Take any action that would require disclosure under Section 6.26 of this Agreement;

          5.2.2 Wage or Benefit Insurance. Grant any bonus or any wage, salary or benefit increase to any agent, consultant, employee or group of employees, except in accordance with past custom and practice or as required by law;

          5.2.3 Plan Termination. Terminate or, except as may be required by law or by this Agreement, amend any plan, program or arrangement referred to in Section 6.16, or establish or contribute to any new plan, program or arrangement covering its employees;

          5.2.4 Sale of Assets. Sell or transfer any Assets other than in the ordinary course of business;

          5.2.5 Capital Expenditures. Except upon prior written notice to Buyer and with Buyer's consent, which consent shall not be unreasonably withheld, make or obligate itself to make capital expenditures singularly in excess of $10,000 or in the aggregate in excess of $25,000;

          5.2.6 Unauthorized Activities. Engage in any activity or avoid any obligation solely because of this Agreement, except as required by this Agreement; or

          5.2.7 Unauthorized Agreement. Enter any agreements to do any of the things set forth in 5.2.1 through 5.2.6 above.

      SECTION 6.  REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants as follows:

     6.1 Corporate Organization and Power. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite power and authority to carry on the Business as it is now being conducted, and to own, lease, and operate its properties in connection with the Business. Seller is qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each jurisdiction, in which it owns or leases properties, and where its operations or the Business require it to be so qualified, all of which jurisdictions are set forth on Schedule 6.1 except where the failure to be qualified and in good standing would not have a material adverse affect on the Business. The Articles of Organization, Operating Agreement, management minutes and other limited liability company records (other than normal business records) of Seller, all of which have been furnished to Buyer or made available for review by Buyer, reflect all amendments made thereto and are correct and complete.

     6.2 Authority; Authorization. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by Seller. Seller has the full right, power and authority to execute this Agreement and the Ancillary Agreements. The performance of this Agreement and the Ancillary Agreements constitute valid and binding obligations of Seller, enforceable in accordance with their terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles, and as to the Non-Competition Agreements, more specific equitable principles considered under Delaware law.

     6.3 No Violations. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in any breach of any of, constitute a default under, or result in a violation of: any obligation or commitment to any third party; any law or judgment of any Authority applicable to the Seller or the Business; any law, statute, rule, regulation, judgment or decree to any material license or permit to which Seller is subject; the Articles of Organization or Operating Agreement of Seller or any securities issued by Seller; or any Material Contract (as defined in Section 6.14) to which the Seller is a party, by which the Seller may have rights or by which any assets or properties of the Seller may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Seller, (b) result in the creation of any lien, security interest, charge or encumbrance upon the Assets of the Seller, (c) give any third party the right to accelerate any obligation of the Business, or (d) require any authorization, consent, approval, exemption or other action by any court, governmental body other than the federal agency reviewing each party's HSR notice, or other third party under the provisions of, Seller's Articles of Organization or Operating Agreement or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Seller is bound or to which any of its properties are subject. The foregoing representations shall not apply to loan agreements to which Seller is a party if the indebtedness evidenced by those agreements will be paid at Closing from the cash portion of the purchase price.

     6.4 Financial Statements The consolidated financial statements contained in
Schedule 6.4 for Seller's year to date accounting period ended on November 30, 1995 and for QDP, TDP, and EDM for fiscal year ended on December 31, 1994 ( collectively the "Financial Statements") (a) are derived from the accounting records of such entities kept in the ordinary course of business, (b) were prepared in accordance with GAAP for the periods indicated, (c) fairly and accurately present the financial condition of the Business and the results of operations of the Business, and of Seller and its predecessors for such periods, and (d) except as expressly specified therein, do not contain any items of special or non-recurring income or other income not earned in the ordinary course of the Business. All Inventory and Equipment held by Seller in the use of its Business as of the respective dates of the Financial Statements is included in the Financial Statements. Included in Schedule 6.4 is a statement of sales and gross margins of the Business for the fiscal year-to-date accounting period ended on November 30, 1995 and for the fiscal year ended on December 31, 1994, which statement (i) was derived from accounting records kept in the ordinary course of business (ii) were prepared in accordance with GAAP procedures and policies, (iii) fairly and accurately present those results of operations of the Business for such periods, and (iv) except as expressly specified therein do not contain any items of special or non-recurring income or other income not earned in the ordinary course of the Business. Since December 31, 1994, and except for its loan facility dated January 20, 1995 with Stillwater National Bank & Trust Company ("Stillwater"), Seller has not sold, transferred, encumbered, disposed of or lost any assets of the Business other than in the ordinary course of business and there has been no material adverse change in the balance sheet assets or liabilities.

     6.5 Undisclosed Liabilities. The Seller has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except as disclosed in this Agreement or in the Schedules hereto, and except as reflected, reserved against or otherwise disclosed in the Financial Statements or incurred thereafter in the ordinary course of business or in accordance with the provisions of this Agreement.

     6.6   Absence of Certain Developments.  Except as disclosed in
Schedule 6.6 or Schedule 6.26, since the date of the Latest
Financial Statements, the Seller has not:

          6.6.1 borrowed any amount, other than pursuant to its line of credit with Stillwater, or become subject to any liabilities, except liabilities incurred in the ordinary course of business and liabilities under Contracts entered into in the ordinary course of business consistent with past practice and none of which exceed individually $10,000;

          6.6.2 mortgaged, pledged or subjected to any lien, security interest, charge or any other encumbrance, any of its assets, tangible or intangible, except liens for current property taxes not yet due and payable;

          6.6.3 sold, assigned or transferred any Assets, other than the Excluded Assets, except obsolete assets not used in the operations of the Business or Inventory sold in the ordinary course of business and consistent with past practices;

          6.6.4 sold, assigned or transferred any patent rights, trademarks, technology, proprietary rights, trade secrets, copyrights or any similar intellectual property of the Seller or related to the Business, to any person;

          6.6.5 suffered any destruction, damage to, or loss of any asset of the Business carried on its books of account at a net value exceeding $10,000, whether or not covered by insurance; forgiven or canceled any debts or claims or waived any right of value, other than warranty claims, credits or refunds attributable to sales in the ordinary course of business for sales made prior to the Closing which are not greater than the warranty reserve set forth in Seller's Latest Financial Statement.

          6.6.6 entered into any transaction (except as contemplated by this Agreement) other than in the ordinary course of business, or any transaction (not involving purchases and sales of Inventory) involving commitments for expenditures in excess of $10,000 individually or $25,000 in the aggregate;

          6.6.7 made capital expenditures of any kind not previously committed or new commitments for capital expenditures that exceed $10,000 individually or $25,000 in the aggregate except as provided under Section 5.2.5.

          6.6.8 increased the compensation or benefits payable or to become payable by the Seller or made any advance (excluding advances for ordinary and necessary business expenses), or made any loans to any of its employees, except for increases in the ordinary course of business consistent with past practice, in accordance with the Seller's historical personnel policies or as required by law;

          6.6.9 extended credit other than in the ordinary course of business or permitted any change in the credit practices of the Seller or in its methods of maintaining its books, accounts or business records;

          6.6.10 discharged or satisfied any lien, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to the Assets or Business;

          6.6.11 created, incurred, assumed or guaranteed any indebtedness for money borrowed, other than its endorsement of checks made payable to it in the course of negotiating those checks, or subjected to any lien, any of its assets or properties, other than liens, if any, for current taxes not yet due and payable;

          6.6.12 with the exception of restructuring the payment of indebtedness of Micro Medical Incorporated to Seller as disclosed in Schedule 6.6, made or suffered any amendment or termination of any Contract to which it is a party or by which it is bound, or canceled, modified or waived any debts or claims held by it, other than in the ordinary course of business consistent with past practice, or waived any right of substantial value, whether or not in the ordinary course of business;

          6.6.13 suffered any material adverse change in the Business;

          6.6.14 changed any of the accounting principles followed by it or the methods of applying such principles; or

          6.6.15 entered any agreements to do any of the things described in the preceding Subsections 6.6.1 through 6.6.14.

     6.7 Members and Managers; Bank Accounts. Schedule 6.7 contains a complete and accurate list of all members and managers of Seller, a complete and accurate list (including addresses) of all bank accounts, safe deposit boxes and lock boxes maintained by Seller, and a list of all authorized signatories thereto and all persons holding powers of attorney from Seller.

     6.8 Accounts Receivable. All outstanding operating and trade receivables of Seller, reflected on the Latest Financial Statements were, as of such date, valid and enforceable claims against customers for goods or services delivered or rendered by Seller in the ordinary course of business. All outstanding operating and trade receivables on the Effective Date will have been generated in the ordinary course of business consistent with past practice and will be valid and enforceable claims against customers (subject to no defenses, offsets or counterclaims other than warranty claims and a bad debt reserve consistent with past practice) for goods or services delivered or rendered in the ordinary course of business. Nothing in this paragraph shall be construed as an absolute guarantee by Seller of the collectability of operating and trade receivables.

     6.9 Inventory. All inventories reflected on the Latest Financial Statements were as of such date, and all inventories existing on the Effective Date will be:

          6.9.1 properly valued in accordance with generally accepted accounting principles, consistently applied;

          6.9.2 of a quality and quantity saleable in the ordinary course of business, consistent with past practice, usable for the intended purposes in the ordinary course of business, and acquired, maintained and at a level in accordance with the regular and historic business practice of the Seller;

          6.9.3 in conformity with warranties customarily given by the Seller; and

          6.9.4 sufficient to meet the regular and historic demand of the Seller.

      To the extent the Business is subject to regulation under the U.S. Federal Food, Drug & Cosmetic Act (the "FDA Act"), no shipment or other delivery of Products made and no Product in Inventory is adulterated or misbranded within the meaning of the FDA Act, as amended, or within the meaning of any similar state law or other applicable federal, state or foreign jurisdiction law, regulation or ordinance.

     6.10 Title to Assets. Except as set forth in Schedule 6.10, the Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and has good and marketable title to all of the Assets. Except as set forth in Schedule 6.10, the Assets are not subject to:

          6.10.1 Any contract, lease, license, sale or restriction on use or disposition, except for purchase orders of Inventory accepted by Seller in the ordinary course of business,

          6.10.2 Any mortgage, pledge, lien, charge or encumbrance of any kind or character, direct or indirect, whether accrued, absolute, contingent or otherwise, except minor liens and encumbrances which do not materially detract from the value or interfere with the present use of Assets or the Business, or

          6.10.3   any royalty or commission arrangements.

     6.11 Condition of Assets. All of the Assets utilized in the Business, whether owned or leased, are in good operating condition and repair (reasonable wear and tear excepted) and are suitable for the purposes for which they are presently being used.

     6.12 Adequacy of the Seller's Assets/Relationships. The Seller's operating Assets used in and for the Business constitute, in the aggregate, all of the property necessary for the conduct of the Business in the manner in which and to the extent to which it is currently being conducted, except as set forth on
Schedule 6.12.

     6.13 Intellectual Property. Schedules 1.1.7 and 1.1.8 contain a complete and correct list of all trademarks, registered and unregistered, with registration numbers and locations identified, copyrights, patents and similar rights (collectively the "Rights") and all applications for the foregoing, owned or utilized by the Seller, TDP, EDM, QDP, Heath, Mooneyhan, W. B. Johnson or J. Stan Johnson and which are used or related in any way to the Business. The Rights are, or at the Closing will be, free and clear of any and all licenses, liens, claims, security interests, charges or encumbrances whatsoever, except as set forth on Schedule 6.13. Except as set forth on Schedule 6.13, all such Rights and their registrations and applications are valid and subsisting and have not been abandoned, and no other firm, corporation, association or person has the right to use any such Rights in identical form thereof, or in such near resemblance thereto as to be likely, when applied to the goods of such person, to cause confusion, or to cause mistake, or to deceive. Except as set forth on
Schedule 6.13, the Seller has not received any notice of infringement of any asserted rights of others, and to the knowledge of the Seller, the Seller has not infringed and is not infringing any intellectual property rights of others and no others have infringed or are infringing on the Rights. Except as set forth on Schedule 6.13, with respect to the foregoing Rights:

          6.13.1 Seller will, at or prior to the Effective Date, be the sole and exclusive owner and have the sole and exclusive right to use the same in the conduct of the Business and to transfer such Rights in accordance with the provisions of this Agreement;

          6.13.2 no proceedings have been instituted, are pending or threatened which challenge any rights in respect thereto or the validity thereof;

          6.13.3   no licenses, sublicenses or agreements
pertaining to any of the aforesaid have been granted by the Seller;
and

          6.13.4 the Seller has not received any written notice of interference or infringement of any of the foregoing.

     6.14 Material Contracts. All Contracts, agreements, instruments, plans and leases (other than those entered into after the date hereof with the written consent of Buyer) related to the Business, or by which any of its assets or properties are subject or bound, meeting any of the descriptions set forth below (the "Material Contracts"), are listed in Schedule 1.1.5:

          6.14.1 any purchase order, agreement, commitment or lease obligating Seller to purchase, sell or lease any Products, services or property which (i) was not entered into in the normal course of the Business, (ii) is not terminable by the Seller without payment or penalty upon 60 days' (or less) notice, or (iii) is in an aggregate amount exceeding $10,000;

          6.14.2 any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $10,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any indebtedness, obligation or liability;

          6.14.3   any joint venture, partnership or other
arrangement involving a sharing of profits involving the Seller;

          6.14.4 any sales agency, brokerage, distribution or similar contract;

          6.14.5   any agreement which includes provisions
regarding minimum volumes or volume discounts; and

          6.14.6 any consulting agreement or arrangement, including those with independent contractors.

          6.14.7 Except as set forth in Schedule 6.14: (i) all Material Contracts are in full force and effect and are valid, binding and enforceable in accordance with their terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles; and (ii) the Seller is not, and to the knowledge of Seller, no other party to any Material Contract, is in breach of any provisions of, in violation of, or in default under the terms of any Material Contract.

                   True and correct copies of all Material Contracts have been delivered to Buyer prior to the execution of this Agreement.

     6.15 Employees. Other than as set forth on Schedule 6.15, the Seller is not a party to, bound by or required to contribute to any of the following:

          6.15.1 written employment contracts with officers, directors, managers and employees of the Seller;

          6.15.2   collective bargaining agreements;

          6.15.3 commission, incentive and bonus plans or arrangements;

          6.15.4   pension and retirement plans;

          6.15.5   profit sharing plans;

          6.15.6   deferred compensation plans;

          6.15.7   multi-employer plans;

          6.15.8   medical, life or health insurance plans;

          6.15.9   severance plans or policies; or

          6.15.10  any other employee welfare benefit plan.

          A true and complete copy of each item identified in Schedule 6.15 has been delivered to Buyer, or will be delivered to Buyer prior to the Effective Date.

          Except to the extent set forth in Schedule 6.15, (a) Seller is in compliance in all material respects with all practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice;
(b) there is no unfair labor practice complaint against Seller pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown, or stoppage actually pending or threatened against or affecting the Business; (d) no representation question exists respecting the employees of the Seller; (e) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending which is reasonably likely to have a material adverse effect on the Business; and (f) Seller is in compliance in material respects with its obligations under any collective bargaining agreements identified in Schedule 6.15, except that with respect to the benefits required to be provided

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under such collective bargaining agreement, the Seller is in full compliance.

     6.16 ERISA. Schedule 6.16 hereto lists all "employee pension benefit plans" ("Pension Plans") and "employee welfare benefit plans" ("Welfare Plans"), as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"), for the benefit of employees of the Business, their dependents or survivors, former employees, retirees and their beneficiaries. Seller has furnished to Buyer a copy of each such Pension Plan and Welfare Plan (collectively the "Plan"), a copy of the most recently filed annual report (Form 5500 Series) with attachments and summary plan description for each Plan for which such a report or summary has been filed, a copy of the most recent actuarial report, the most recent Internal Revenue Service determination letter and any annuity or insurance contracts for each Pension Plan qualified under the Internal Revenue Code ("Code").

          Each Pension Plan and its related trust is in compliance in all material respects with the requirements of ERISA and the Code, there have been no "prohibited transactions" as defined in ERISA or the Code or unrelated business taxable income as defined in the Code with respect to any Plan, and except for the transactions provided for in this Agreement, there have been no "reportable events" as defined in ERISA since the period covered by the Forms 5500 with respect to such Plans for the Plan year ended December 31, 1993. No proceeding by the Pension Benefit Guaranty Corporation ("PBGC") has been threatened or instituted, and no "accumulated funding deficiency" as defined in ERISA and the Code, and no "termination" or "partial termination" as such terms are defined in the Code presently exist with respect to the Pension Plans. There is no dispute, arbitration, claim, suit or grievance pending or threatened involving the Plans and to Seller's knowledge, there is no basis for such a claim.

          Each Welfare Plan complies with and is and has been operated in all respects in accordance with ERISA and the Code; no plan administrator (as defined in ERISA) has, to the knowledge of Seller, violated any provision of the reporting and disclosure requirements of ERISA, nor has any action failed to be taken which would subject the Plan or the plan administrator to liability under ERISA or the Code; the group health plans continuation coverage requirements of the Code ("COBRA") applicable to the Welfare Plans have been complied with in a complete and timely manner; no plan fiduciary (as defined in the Code) has, to the knowledge of Seller, engaged in any "prohibited transaction" as defined in ERISA or the Code; no lien has been attached and, to the knowledge of Seller, no person has threatened to attach a lien on any property owned by the Seller as a result of a failure to comply with ERISA. To Seller's knowledge, there is no dispute, arbitration, claim, suit or grievance pending or threatened involving the Welfare Plans and to

Seller's knowledge, there is no basis for such a claim.

     6.17 Taxes. Except as set forth on Schedule 6.17, the Seller has duly filed all federal, state, local and foreign income tax returns and other tax reports relating to the operations of the Seller and the Business required under applicable law to be filed on or before the Effective Date in respect of any fiscal period ended before the Effective Date. Except as set forth on Schedule 6.17, all taxes, assessments and other governmental charges upon the Seller or upon any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises relating to any periods occurring prior to Closing which are due and payable have been paid, other than those currently payable without penalty or interest, and/or adequate provision has been made for all tax liabilities arising or relating to activity prior to Closing, including any potential audit adjustments, penalties and interest, all of which shall be the obligation of Seller. The Seller has withheld amounts from its employees and, with respect to such employees, has filed all federal, foreign, state, local and other returns and reports with respect to employee income tax withholding and social security and unemployment taxes in compliance with the tax withholding provisions of the Code and other applicable federal, foreign, state or local laws. No deficiencies for any taxes or assessments have been assessed against the Seller which remain unpaid, except as set forth in Schedule 6.17.

          The Seller will make available to Buyer prior to Closing a true and complete set of all federal, and non-combined state and other governmental income, franchise, sales and property (real and personal) tax returns filed by or on behalf of Seller, for the last five tax years or if longer, all open tax years. No federal, foreign, state or local taxing authority is presently conducting a tax audit of the Seller, or notified the Seller of a tax audit to be conducted, either directly or as part of an affiliated group of companies, except as set forth in Schedule 6.17.

          Except as disclosed to Buyer in Schedule 6.17, the Seller has not been and will not be:

          (a) required under the Code to include any adjustment in taxable income for any taxable year beginning on or after Closing as a result of a change in accounting method beginning on or before Closing, or

          (b) a party to or be bound by any obligation under any tax sharing or similar agreement.

     6.18 Litigation. Except as set forth in Schedule 6.18, Seller is not engaged in or a party to or, to the knowledge of Seller, threatened with any suit, action, proceeding, or investigation in any court or before any tribunal or governmental authority. Except as set forth in Schedule 6.18, the Seller is not currently, and has not been, subject to any judgment, consent decree, binding arbitration or regulatory order not generally applicable to businesses similar to the Business. Schedule 6.18 sets forth a list of all litigation and threatened litigation to which Seller has been involved since January 1, 1990.

     6.19   Compliance with Law, and Licenses and Permits.

          6.19.1 Compliance with Laws. Seller is not in violation of any law or regulation, including, without limitation, any law or regulation pertaining to immigration or hiring of immigrants, occupational safety or health, environmental protection, price discrimination, antitrust, equal employment opportunity, employees retirement income security or other law, ordinance, judicial decree, order or regulation relating to or resulting from its use, possession or ownership of any of the Assets or operation of the Business.

          6.19.2 Licenses and Permits. Seller has all material licenses, permits, approvals and other authorizations necessary for it to conduct the Business as it is currently being conducted and occupy and lease its Facilities. Although Seller is obligated under two real estate leases in Wisconsin, Seller does not have a physical presence in that state and is not authorized as a "foreign" limited liability company in that state. Schedule 6.19 is a schedule of all such licenses and permits issued by any governmental authority and used in connection with the operation of the Business and the Assets. Except as set forth in Schedule 6.19, no material violations have been recorded or alleged in respect of any such licenses, approvals or authorizations, and no proceeding is pending or, to the knowledge of Seller, threatened or contemplated with respect to the revocation or limitation of the same.

     6.20 Insurance. Schedule 6.20 contains a true and correct list of all insurance coverage held by or for the benefit of the Seller or which relates to the Assets or the Business, specifying in each case, the insurer, the type of insurance, the expiration of such policies and risks insured, including coverage amounts and exclusions from coverage that would affect the Seller ("Seller's Insurance Policies"). In addition, Schedule 6.20 contains a correct and complete description of the Seller's loss history with respect to casualty, general liability, product liability, automobile liability and workers compensation claims and all claims made under any insurance policies relating to the Seller since December 31, 1991 (specifying the nature of the claim, the current status and resolution, if any). Schedule 6.20 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the Business.

     6.21   Environmental Matters.  Except as set forth on Schedule

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



6.21:

          6.21.1 The Seller has not received any notice of any claimed violations from any source of federal, state, or local laws, rules, regulations, ordinances, order, policies, or requirements of common law with respect to the Assets or property or the operations of the Business relating to the health and safety of the public or the Seller's employees or the protection, preservation or clean-up of the environment (collectively the "Environmental Laws").

          6.21.2 The Business of the Seller has not been the subject of any (i) actual or threatened release of, (ii) improperly or inadequately contained or controlled, or (iii) contamination caused by any hazardous substance, pollutant, or contaminant as defined by any Environmental Law, including petroleum products, on any of the owned or leased properties of Seller.

          6.21.3 Seller does not know or have reason to know of the presence of any hazardous substance at the Seller's owned or leased properties including any of the following: (i) asbestos or asbestos-containing materials; (ii) polychlorinated biphenyls or substances containing polychlorinated biphenyls;
(iii) urea formaldehyde foam insulation; or any hazardous substance, pollutant or contaminant as defined by any Environmental Law.

          6.21.4 There are no underground storage tanks on the Seller's owned or leased properties, except as set forth on Schedules 6.21. Seller does not know of any releases from any underground storage tanks which are identified on
Schedule 6.21.

          6.21.5 Seller has not been notified by any source that it is or may be potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, including the amendments of the Superfund
Amendments and Reauthorization Act.

          6.21.6 Seller does not know or have reason to know of any activity at the Facilities or in connection with the Business which has been conducted, or is being conducted, in violation of any Environmental Law.

     6.22 Returned Products. Products sold by Seller prior to the Effective Date and returned to the Seller shall not exceed in the aggregate, based on the sale price of such Products, .8% of the gross sales during the 60 day period immediately preceding the Effective Date. Seller shall be responsible for the excess Product returns calculated on the basis of the sales value of the excess returned Product less the cost of saleable excess returned Product.

     6.23   Binding Nature of Agreement.  This Agreement, and the
Ancillary Agreements, have been duly executed and delivered by

Seller, are valid and binding agreements of Seller and are enforceable against Seller in accordance with their terms, subject to the exceptions set forth in
Section 6.2 of this Agreement.

     6.24 Brokers. Seller has not retained a broker, finder, investment banker or other agent in connection with the transactions contemplated by this Agreement.

     6.25 Owners of Seller. Schedule 6.25 sets forth the names of the members of Seller and stockholders of any entity that is a member of Seller, including the membership units and the number of shares owned by said members and stockholders respectively.

     6.26 Effective Date; Notification. Except as may be set forth on Schedule 6.26, which Seller will update from time to time from the date of execution of this Agreement to the Effective Date, all of the representations and warranties of Seller contained in this Agreement and in any Schedule, attachment or exhibit hereto, are true and correct on the date of this Agreement and will be true and correct on the Effective Date. From the date hereof to the Effective Date, Seller will promptly inform Buyer in writing of any variances from the representations and warranties contained in this Section 6.26.

        SECTION 7.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants as follows:

     7.1 Corporate Organization and Power. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, with full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements.

     7.2 Authority; Authorization. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements have been duly and validly authorized by all requisite corporate action and no other corporate proceedings are necessary to authorize the execution, delivery or performance of this Agreement and the Ancillary Agreements. The performance of this Agreement and the Ancillary Agreements constitutes valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except to the extent such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

     7.3 No Violation. The execution, delivery and performance of this Agreement and all Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or result in any breach of, (b) constitute a default under, (c) result in a violation of, or (d) give any third party the right to accelerate any obligation under the provisions of Buyer's certificate of incorporation or bylaws or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is bound or affected, or any law, statute, rule, regulation, judgment or decree to which Buyer is subject.

     7.4 Binding Nature of Agreement. This Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer, are sealed and binding agreements of Buyer and are enforceable against Buyer in accordance with their terms except to the extent such agreements may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles.

     7.5 Brokers. Buyer has not retained a broker finder, investment banker or other agent in connection with the transactions contemplated by this Agreement.

     7.6 Effective Date. Except as set forth on Schedule 7.6, which shall be updated as necessary, all of the representations and warranties of Buyer contained in this Agreement are true and correct on the date of this Agreement and will be true and correct on the Effective Date. From the date hereof to the Effective Date, Buyer will promptly inform Seller in writing of any variances from the representations and warranties contained in this Section 7.

                SECTION 8.  TERMINATION

     8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

          8.1.1   by mutual consent of Seller and Buyer;

          8.1.2 by Seller or Buyer, as the case may be, if there has been a material misrepresentation or a material breach on the part of the other party of the covenants, representations and warranties made by such party in this Agreement (and, in the case of a breach, such breach has continued for five days after the party seeking to terminate has notified the other party with respect thereto);

          8.1.3 by Buyer in accordance with the provisions of Sections 4.1.5 and 4.1.6;

          8.1.4 by Seller or Buyer if the Closing has not taken place within 14 days after the latest of the dates set forth in subsections 3.1(a) or (b) provided that the party causing the Closing delay is not the terminating party.

     8.2   Effect of Termination.  In the event of termination of

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



this Agreement by either Seller or Buyer as provided above, this Agreement will become void and there will be no liability on the part of either Seller or Buyer, except for material willful breaches of and/or intentional misrepresentations in or pursuant to this Agreement prior to the time of such termination. Additionally, Buyer will immediately tender to Seller all copies of all documents delivered by Seller to Buyer pursuant to Buyer's due diligence requests. All confidentiality agreements between the parties will remain in effect notwithstanding termination of this Agreement.

              SECTION 9.  ADDITIONAL AGREEMENTS

     9.1   Survival.

          9.1.1 The representations, warranties, covenants and agreements set forth in this Agreement shall survive for a period of three (3) years from and after the Effective Date; the representations and warranties of Seller and Buyer respectively contained in Sections 6.1, 6.2, 6.3, 6.10, 6.13, 6.23, 7.1, 7.2 and
7.4 shall survive forever, and the representations, warranties and covenants of Seller contained in Section 6.17 and 9.7 shall survive until 90 days after the later of (i) the date on which the applicable period of limitation on assessment or refund, of tax has expired or (ii) the date on which the applicable taxable year has been closed. No claim for indemnifiable damages based upon the inaccuracy of such representations and warranties or breach of such covenants and agreements may be asserted by a party after such representations and warranties shall be thus extinguished; provided, however, claims asserted in writing within the applicable period of survival set forth above shall not thereafter be barred.

          9.1.2 Buyer shall be entitled to rely upon the representations, warranties and agreements set forth herein and in the Schedules and documents incorporated herein, but only for so long as such representations, warranties and agreements shall survive under Section 9.1.1.

     9.2   Indemnification.

          9.2.1 Seller's Indemnity. Subject to the "Indemnification Threshold" set forth in Section 9.2.4.1, and in addition to the indemnity set forth in
Section 9.11, Seller agrees to reimburse, indemnify, defend and hold Buyer harmless from and against any loss, liability, damage or expense (including reasonable legal expenses and costs), excluding claims that are barred under
Section 9.1.1, which Buyer may suffer, sustain or become subject to, as the result of a breach of any representation, warranty, covenant, or agreement by Seller contained in this Agreement.

          9.2.2   Buyer's Indemnity.  Subject to the

"Indemnification Threshold" set forth in Section 9.2.4.2, Buyer agrees to indemnify and defend Seller and hold it harmless from and against any loss, liability, damage or expense (including reasonable legal expenses and costs) which Seller may suffer, sustain or become subject to, attributable to Buyer's nonfulfillment of or failure to satisfy an Assumed Liability, or as the result of a breach of any representation, warranty, covenant, or agreement by Buyer contained in this Agreement.

          9.2.3 Indemnification Procedure. After the indemnifying party has acknowledged in writing that it is indemnifying the other party with respect to litigation involving any claim, the indemnifying party will be entitled to assume the defense of any such litigation, provided that the other party may at its election, and after notice is given, participate in any such defense to the extent that it in its sole discretion believes that such litigation will materially affect its ongoing business. At the indemnifying party's reasonable request, the other party will cooperate with the indemnifying party in the preparation of any such defense, and the indemnifying party will reimburse the other party for any costs and expenses (including attorneys fees) incurred in connection with such request.

          9.2.4   Indemnification Threshold.

                9.2.4.1 Seller shall have no liability for, or obligation to indemnify Buyer for claims, demands or losses for breaches of any representation or warranty otherwise indemnifiable by Seller until the aggregate of such claims, demands and losses total $100,000. When such claims, demands and losses in the aggregate exceed $100,000, the indemnification obligations imposed herein against Seller shall apply to all amounts from the first dollar of such claims.

                9.2.4.2 Buyer shall have no liability for or obligations to indemnify Seller for claims, demands or losses for breaches of any representation or warranty otherwise indemnifiable by Buyer until the aggregate of such claims, demands and losses total $50,000. When said claims, demands and losses in the aggregate exceed $50,000, the indemnification obligations imposed herein against Buyer shall apply to all amounts from the first dollar of such claims.

     9.3 Expenses. Except as otherwise expressly provided herein, each party will pay all of its expenses, including, without limitation, all fees and expenses of any attorney, accountant or broker it may have engaged. Seller shall pay all applicable taxes, including income or similar taxes, arising out of the payment made to Seller in connection with the transactions contemplated herein. The Buyer and Seller shall each pay fifty percent (50%) of any transfer tax required to be paid on the transactions contemplated herein.

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



     9.4 Press Releases and Announcements. No press releases, announcements or other disclosure related to this Agreement or the transactions contemplated herein will be issued or made by any parties hereto without the joint approval of Buyer and Seller, which approval shall not be unreasonably withheld, except for any public disclosure which either party in good faith believes is required by law (in which case such party will consult with the other party prior to making such disclosure), except that after the Closing, Buyer shall be free to make a public announcement.

     9.5 Record Retention and Continuing Access to Records. For a period of not less than three (3) years from the Effective Date (plus any additional time during which a party has been advised that there is an ongoing tax audit with respect to periods prior to the Effective Date, or such period is otherwise open to assessment) (i) Buyer agrees to give Seller, at Seller's expense reasonable cooperation and access, as needed, during normal business hours with respect to books and records and financial data of the Seller delivered to Buyer hereunder, as may be necessary for general business purposes, including, without limitation for (x) the preparation of tax returns and financial statements and (y) the management and handling of tax audits, to an extent as will not unreasonably interfere with Buyer's conduct of its business; and, (ii) Seller agrees to give Buyer, at Buyer's expense, reasonable cooperation and access as needed with respect to books, records, financial data and information retained or known to Seller, as may be necessary for general business purposes, including, without limitation for (x) the preparation of tax returns and financial statements and
(y) the management and handling of tax audits, to an extent as will not unreasonably interfere with Seller's conduct of its business. Each of Buyer and Seller agrees to keep such materials reasonably accessible and not to destroy or otherwise dispose of such materials for such time without the written consent of the other party except as may be destroyed in accordance with applicable records retention policies. The cost and expense of the assistance and cooperation referred to in this paragraph, including Buyer's or Seller's out-of-pocket expenses, shall be borne by the requesting party.

     9.6 Continuing Assistance. Subsequent to the execution of this Agreement and the Closing, Buyer will provide to Seller, and Seller will provide to Buyer, whatever reasonable assistance the other party reasonably requests in connection with the consummation of the transactions contemplated by this Agreement. The party requesting assistance after Closing will pay the other party the reasonable out-of-pocket expenses incurred in providing such assistance.

     9.7   Certain Tax Matters.

          9.7.1 Seller's Responsibility to File. Seller shall be responsible, at its cost and expense, for the preparation and filing of all federal, state, local and foreign income tax returns and other tax returns based on the income or operations of the Business for tax periods ending on or before the Effective Date, and the payment of any taxes, interests, assessments and penalties ("Taxes") or the collection of any refunds relating thereto. Seller shall also be responsible for the preparation and filing of all other tax returns and the payment of any taxes or the collection of any refunds relating to the Business that have a due date, whether extended or not, on or before the Effective Date, provided that if Seller fails to timely prepare and file any such returns, Buyer may, at its election, prepare and file such return provided that in any event, Seller shall fully reimburse Buyer for the costs and expenses of the preparation of such returns and shall be fully liable for any taxes, penalties and interest due and owing.

          9.7.2 Buyer's Cooperation. Buyer shall afford Seller and its counsel and accountants, at Seller's expense, during normal business hours, reasonable access to such books, records and other data of Seller, as Seller reasonably may require, to facilitate (i) the preparation of income tax returns, (ii) preparation for audit or administrative or judicial review of income tax returns and (iii) the investigation, litigation and final disposition of any claims of any nature which may be made against Seller by any taxing authority. Buyer shall, upon reasonable request of Seller or its counsel or accountants, make available, at reasonable times, and at Seller's expense, the personnel of Buyer and its subsidiaries responsible for the preparation and maintenance of the relevant books and records to assist Seller and its counsel and accountants in making examinations, inspections and copies of the books and records of the Company and in preparing any schedules or statements that may be necessary in the preparation or defense of any tax return. Seller shall afford Buyer, during normal business hours, reasonable access to any available information to assist Buyer in the audit of any issue for which Buyer has responsibility hereunder.

     9.8 No Third Party Beneficiaries. This Agreement does not create any rights in parties who are not a party to this Agreement.

     9.9 Singularity of Representations. It is the intent of the parties that each representation and warranty in Sections 6 and 7 of this Agreement shall be read, interpreted and applied in and of itself, without reference to any other representation and warranty in Sections 6 and 7 except as set forth in such representation and warranty and except as may be necessary for purposes of definition of terms, phrases and words.

     9.10 Litigation and Adverse Developments. Seller will promptly advise Buyer in writing of the threat or commencement of any dispute, claim or proceeding against or involving the Business or of the occurrence of any development (exclusive of general economic factors affecting business in general but including any other factors affecting any of the Seller's markets, services, customers, facilities, personnel or suppliers) of a nature that is or could reasonably be expected to be materially adverse to the Business or the assets or properties of the Seller.

     9.11   Environmental Audit.

          9.11.1 Buyer's Right to Environmental Audit. Buyer and Seller have entered into the Environmental Agreement. The terms of the Environmental Agreement are incorporated herein by reference and are also hereby extended to all the Facilities of Seller.

          9.11.2 Seller's Election in the Event of an Environmental Problem. In the event that the environmental audit report discloses the existence of any practice, contaminant, pollutant, toxic or hazardous waste, or any other substance of a kind or character which could reasonably result in liability to Buyer or any other owner of the Business or the owner or occupier of the properties under any applicable Environmental Law or governmental regulation (an "Environmental Problem"), Buyer shall notify Seller in writing of such condition and promptly forward a copy of said report. Upon receipt of such notice and a copy of the report, Seller shall prior to Closing exercise one of the following options: (i) promptly commence to correct the problem or condition identified, or (ii) agree to indemnify Buyer for any and all liabilities, costs and expenses, including attorneys fees, incurred by Buyer as a result of such problem or condition provided that if Seller elects option (iii) the purchase price payable at Closing shall be reduced by the estimated cost of correcting the problem, which is less than $2,500.00. The difference between the estimated cost and the actual cost for correcting the problem will be a post-closing adjustment as set forth in Section 3.2.1 unless waived by the party that would receive the benefit of the adjustment.

     9.12 Non-Competition. Seller and Buyer acknowledge that as an inducement to Buyer to enter this Agreement, in partial consideration of the Purchase Price, Seller agrees that for a period of ten (10) years from the Effective Date, Seller shall not anywhere in the world, directly or indirectly through any corporation, partnership or other entity engage in the manufacture, marketing, sale, distribution or service of any product similar in design, function or application to the Products. Seller and Buyer agree that if this Section 9.12 is violated, Buyer shall be entitled to injunctive relief in addition to any other legal remedy available to it. Seller is assigning certain non-competition agreements (the "Assigned Noncomps") to Buyer which impose non-competition obligations on parties who will execute non-competition agreements pursuant to this Agreement. Buyer agrees that the date that the Assigned Noncomps terminate shall not be later than the date that the non-competition agreements executed pursuant to this Agreement terminate.

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



     9.13 Additional Agreements. Before and after Closing, as appropriate, the parties shall execute and deliver any and all agreements and documents necessary to fully effectuate the transactions contemplated herein, included but not limited to, assignments of trademarks, patents and other intangible property, deeds to real estate and assignments of contracts and leases and delivery of all business records relating to the Business.

     9.14 Consulting Agreements. Seller will enter into consulting agreements with Wm. Ben Johnson, Derek Heath and Jerry Mooneyhan (collectively the "Consultants")in the form set forth on Schedule 9.14. The aggregate amount paid under the Consulting Agreements will not exceed $300,000 per year for five years to the Consultants for a total payable remuneration of $1,500,000.

     9.15 Insurance. Buyer shall have the benefit of the insurance coverage carried by the Seller on the Business in accordance with the terms of such insurance.

     9.16 Bulk Sales Laws. Subject to all other terms of this Agreement, Seller and Buyer each waive compliance with any bulk sales laws applicable to the sale of the Assets or the transfer of the Business to Buyer; provided, however, that Seller shall pay and discharge when due, and fully defend and indemnify Buyer from, any and all claims of creditors which could be asserted against Buyer by reason of such noncompliance.

             SECTION 10.  EMPLOYEE AND BENEFIT MATTERS

     10.1 Hiring of Employees. Buyer will continue to employ as of the Effective Date, certain of the employees of Seller, which are identified on Schedule 10.1 and provided such employees are willing to be employed by Buyer ("Transferred Employees"). Subsequent to the Effective Date, Buyer agrees to provide the Transferred Employees wages and benefits comparable to those paid by Seller. Seller makes no representation that any employees of Seller will accept an offer of employment from Buyer.

     10.2   Indemnification - Employment Matters.

          10.2.1 Seller's Indemnity. Seller shall indemnify defend and hold Buyer harmless against obligations and liabilities of the Seller and from claims asserted against Seller or Buyer with respect to any employment rights, compensation, pension benefits, welfare benefits or severance benefits as to employees of Seller which are not Transferred Employees and as to Transferred Employees which arise from circumstances occurring before the Effective Date.

          10.2.2 Buyer's Indemnity. Buyer shall indemnify, defend and hold Seller harmless against obligations and liabilities of Buyer as to Transferred Employees with respect to compensation, pension benefits, welfare benefits or severance benefits relating

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to such employees which arise from circumstances occurring after the Effective
Date.

                SECTION 11.  MISCELLANEOUS

     11.1 Consents and Assignments. From and after the date of this Agreement, Buyer and Seller shall each cooperate with each other and use all commercially reasonable efforts to obtain as soon as practicable all consents, approvals, authorizations and waivers required to be obtained from governmental authorities, parties to Contracts and other persons necessary in order to enable Seller to sell, assign and deliver the Assets and Assumed Liabilities to Buyer, and to enable Buyer to purchase, assume and accept the Assets and Assumed Liabilities from Seller and conduct the Business as it is conducted by Seller. To the extent that the assignment by Seller and the assumption by Buyer of any Contract or governmental permit, license or authorization requires the consent or approval of any third party or governmental entity, the absence of which might reasonably be expected to subject either Buyer or Seller to a penalty or loss, this Agreement shall not constitute an assignment thereof.

     11.2   Amendment and Waiver.

     (a) This Agreement may be amended, or any provision of this Agreement may be waived, provided that any such amendment and waiver will be binding upon Seller only if set forth in a writing executed by Seller and any such amendment or waiver will be binding upon Buyer only if set forth in a writing executed by Buyer.

     (b) No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

     11.3 Notices. Except as otherwise expressly set forth in this Agreement, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by documented overnight delivery service, or sent by confirmed telecopy, telefax or other electronic transmission service, provided a confirmation copy is also sent no later than the next business day by first class mail. Notices, demands and communications to Buyer or Seller shall, unless another address is specified in writing, be sent to the address indicated below:







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     Notices to Buyer:

     DENTSPLY International Inc.
     570 W. College Ave.
     York, PA  17405

     Attention:  General Counsel
     Fax:  (717) 843-6357

     Notices to Seller:                With a Copy to:

     Tulsa Dental Products, L.L.C      Jerry L. Zimmerman, Esquire
     5001 East 68th Street,            Rosenstein, Fist & Ringold
     Suite 500                         525 South Main, Suite 700
     Tulsa, OK   74136                 Tulsa, OK   74103-4500

     Attn: Bruce Thompson and          FAX: (918) 583-5617
           Wm. Ben Johnson             FAX: (918) 493-6599

     11.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party, except that Buyer may assign this Agreement, to a wholly-owned subsidiary pursuant to an assumption agreement reasonably acceptable to Seller. In the event of any such assignment, Buyer's ultimate parent shall unconditionally guarantee, by written guaranty reasonably satisfactory to Seller, the assignee's obligations under this Agreement and the Ancillary Agreements.

     11.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.6 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

     11.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

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     11.8 Complete Agreement. This document and the documents and Schedules attached hereto contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way and may not be amended or modified except in writing signed by both parties.

     11.9 Counterparts. This Agreement may be executed in one or more counterparts (including by means of telefaxed signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     11.10 Governing Law. The substantive law (and not the law of conflicts) of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. In rendering opinions of counsel, counsel to each party may assume that (a) there are sufficient minimum contacts with Delaware to enable its substantive law to apply and (b) the substantive law of Delaware is identical to Oklahoma's substantive law and Pennsylvania's substantive law.

     11.11 Dispute Resolution. Any dispute or claim relating to this Agreement, any Ancillary Agreement or document executed in connection with this Agreement or the transactions contemplated by this Agreement (unless such agreement or document provides otherwise), or any amendment of any of the foregoing, including without limitation as to their existence, validity, enforceability, interpretation performance, breach or damages, including claims in tort, whether arising before or after the termination of this Agreement, shall be settled only by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("Rules"); provided, however, that: (a) the arbitration shall take place in Chicago, Illinois; (b) there shall be one (1) arbitrator, who shall be selected under the normal procedures prescribed in the Rules, (c) Seller and its owners shall be deemed to be one party to the arbitration; (d) subject to legal privileges, each party shall be entitled to discovery in accordance with the Federal Rules of Civil Procedure; (e) at the arbitration hearing, each party may make written and oral presentations to the arbitrator, present testimony and written evidence and examine witnesses; (f) the arbitrator shall not have the power to award punitive damages; (g) the arbitrator shall issue a written decision explaining the basis for such decision; (h) such decision shall be final, binding and enforceable in any court of competent jurisdiction; and (i) Buyer and Seller shall share equally any fees and expenses of the arbitrator and of the American Arbitration Association.



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          TULSA DENTAL PRODUCTS, L.L.C.
                      an Oklahoma limited liability company

                  By ___________________________________
                     Derek Heath, Manager

                  By ___________________________________
                            Jerry Mooneyhan, Manager


                  By ___________________________________
                            Wm. Ben Johnson, Manager
                                    "Seller"

                  DENTSPLY INTERNATIONAL INC.
                  By ___________________________________
                     Senior Vice President
                                     "Buyer"



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                                  SCHEDULES TO
                        ASSET PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                          TULSA DENTAL PRODUCTS, L.L.C.
                                       AND
                           DENTSPLY INTERNATIONAL INC.

                                    01/10/96

  1.1          Endodontic Instruments and Materials
  1.1.1        Excluded Notes Receivable
  1.1.3        Inventory
  1.1.4        Equipment
  1.1.5        Contracts
  1.1.7 &
    1.1.8      Patents, Copyrights and Trademarks
  1.2.1        Exceptions to Excluded Assets
  1.2.2        Additional Excluded Assets
  3.2.1        Balance Sheet Forecast
  3.3.1        Buyer's Forecast
  4.1.6        Additional Disclosures
  4.1.7.1      Bill of Sale
  4.1.7.2      Manager's Certificate re: Preconditions of Closing
  4.1.7.4      Manager's Certificate re: Preconditions of Business
                Records and Documents
  4.1.7.5      Seller's Opinion of Counsel
  4.1.7.6      Patent and Trademark Assignments
  4.1.7.7      Guaranty Agreements
  4.1.7.8      Other Documents
  4.2.4.2      Buyer's Opinion of Counsel
  5.1          Exceptions to Seller's Affirmative Covenants
  5.2          Exceptions to Seller's Negative Covenants
  6.1          Seller's Organization
  6.3          No Violations
  6.4          Seller's Financial Statements
  6.6          New Developments
  6.7          Members & Managers, Bank Accounts, Power of Attorney
  6.10         Title to Assets
  6.12         Seller's Assets/Relationships
  6.13         Intellectual Property
  6.14         Material Contracts
  6.15         Employees
  6.16         ERISA
  6.17         Taxes
  6.18         Litigation
  6.19         Permits and Licenses
  6.20         Insurance
  6.21         Environmental Matters
  6.25         Owners of Seller
  6.26         Notification
  9.11         Escrow Agreement
  10.1         Hiring of Employees

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